As filed with the Securities and Exchange Commission on May 1, 2026
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dauch Corporation
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	One Dauch Drive Detroit, Michigan 48211 (313) 758-2000	38-3161171 (I.R.S. employer Identification No.)
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)
American Axle & Manufacturing, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	One Dauch Drive Detroit, Michigan 48211 (313) 758-2000	38-3138388 (I.R.S. employer Identification No.)
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Kristen M. Netschke
American Axle & Manufacturing, Inc.
One Dauch Drive
Detroit, Michigan 48211
(313) 758-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service for the registrants)

Copies to:
Richard B. Alsop, Esq.
Erika Kent, Esq.
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Registrant as Specified in Its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
AAM International Holdings, Inc.	Delaware	3714	38-3439761
Auburn Hills Manufacturing, Inc.	Delaware	3714	26-3005324
Oxford Forge, Inc.	Delaware	3714	83-0500168
MSP Industries Corporation	Michigan	3714	38-2382767
Colfor Manufacturing, Inc.	Delaware	3714	34-1834325
AccuGear, Inc.	Delaware	3714	26-3788013
Metaldyne Performance Group Inc.	Delaware	3714	47-1420222
Metaldyne M&A Bluffton, LLC	Delaware	3714	27-0951678
Metaldyne Powertrain Components, Inc.	Delaware	3714	27-0951786
Metaldyne Sintered Ridgway, LLC	Delaware	3714	27-0951522
Metaldyne SinterForged Products, LLC	Delaware	3714	27-0951460
Punchcraft Machining and Tooling, LLC	Delaware	3714	27-1056645
HHI FormTech, LLC	Delaware	3714	27-0616933
Jernberg Industries, LLC	Delaware	3714	41-2184354
Impact Forge Group, LLC	Delaware	3714	20-5095432
ASP HHI Holdings, Inc.	Delaware	3714	46-0950155
MD Investors Corporation	Delaware	3714	80-0439981
AAM Powder Metal Components, Inc.	Ohio	3714	34-0680655
ASP Grede Intermediate Holdings LLC	Delaware	3714	46-5236694
AAM Casting Corp.	Delaware	3714	83-4672130
Tekfor, Inc.	Delaware	3714	56-2178178
AAM North America, Inc.	Delaware	3714	93-3822061
AAM Mexico Holdings LLC	Delaware	3714	99-1916527
GKN America Corp.	Delaware	3714	51-0282662
GKN Sinter Metals, LLC	Delaware	3714	38-3354796
GKN Driveline North America, Inc.	Delaware	3714	13-2886932
Hoeganaes Corporation	Delaware	3714	13-1656308
GKN Driveline Bowling Green, Inc.	Ohio	3714	52-2120016
GKN Driveline Newton, LLC	Delaware	3714	51-0260034
GKN North America Investments, Inc.	Delaware	3714	26-3199128
GKN Powder Metallurgy Holdings, Inc.	Delaware	3714	32-0678489

(1)
The address of the principal executive offices of all of the registrants is One Dauch Drive, Detroit, Michigan 48211 and the telephone number is (313) 758-2000.

PROSPECTUS
DAUCH CORPORATION
AMERICAN AXLE & MANUFACTURING, INC.

Debt Securities
Guarantees
Warrants to Purchase Debt Securities
Warrants to Purchase Common Stock
Common Stock
Preferred Stock

We will provide the specific terms of these securities in supplements or term sheets to this prospectus and whether an offer will be made by us, a selling security holder or both. You should read this prospectus, the prospectus supplements and term sheets carefully before you invest.
We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement or a term sheet.
Dauch Corporation’s common stock is listed on the New York Stock Exchange under the symbol “DCH.”
Investments in our securities involve risks. See “Risk Factors” beginning on page 1 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
THE DATE OF THIS PROSPECTUS IS MAY 1, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.
The securities are not being offered in any jurisdiction where the offer is not permitted.
You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

i

RISK FACTORS
Your investment in the securities involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider whether an investment in the securities is suitable for you. The securities are not an appropriate investment for you if you do not understand the terms of the securities or financial matters generally. Risks relating to the securities will be set forth in the relevant prospectus supplement for the offering of such securities. In addition, certain factors that may adversely affect the business of Dauch (as defined below) or AAM Inc. (as defined below) are discussed in our periodic reports referred to in “Where You Can Find More Information,” below. For example, Dauch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, contains a discussion of significant risks that could be relevant to an investment in the securities. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

WHERE YOU CAN FIND MORE INFORMATION
We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, we file combined reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Unless the context otherwise requires, the terms “the Company,” “we,” “us” and “our” refer to collectively Dauch Corporation, or Dauch, and its consolidated subsidiaries, including American Axle & Manufacturing, Inc., or AAM Inc. Dauch has no material operations or assets other than its ownership of 100% of the issued and outstanding common stock of its direct subsidiaries.
The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies like ours that file with the SEC electronically. The documents can be found by searching the EDGAR archives at the SEC’s website. Our SEC filings and other information about us may also be obtained from our website at www.dauch.com, although information on our website does not constitute a part of this prospectus.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the date of the filing of this Registration Statement and (ii) until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed.
We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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Dauch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 13, 2026.

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Dauch’s proxy statement on Schedule 14A filed with the SEC on March 19, 2026 (to the extent incorporated into Part III of Dauch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

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Dauch’s Current Reports on Form 8-K filed with the SEC on January 16, 2026, January 26, 2026, January 30, 2026, February 3, 2026, February 4, 2026, February 10, 2026 and April 17, 2026 (SEC Accession Number: 0000947871-26-000453).

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Dauch’s Current Report on Form 8-K/A filed with the SEC on April 17, 2026 (SEC Accession Number: 0001104659-26-044910).

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The description of our common stock contained in Exhibit 4.14 to Dauch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 13, 2026, and any amendment or report filed with the SEC for the purpose of updating the description.

The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:
Dauch Corporation
Attention: Investor Relations
One Dauch Drive
Detroit, Michigan 48211-1198
Telephone Number: (313) 758-2404
Except as provided above, no other information, including, but not limited to, information on our websites is incorporated by reference in this prospectus.

DAUCH CORPORATION
We are a premier Driveline and Metal Forming supplier serving the global automotive industry with a powertrain-agnostic product portfolio that supports electric, hybrid, and internal combustion vehicles. The Company is headquartered in Detroit, Michigan, with operations that span 24 countries and more than 175 locations. Formed through the acquisition of Dowlais Group Limited (formerly known as Dowlais Group plc), or Dowlais, and its subsidiaries — GKN Automotive and GKN Powder Metallurgy, we unite deep engineering roots with global manufacturing capabilities and an entrepreneurial spirit to move mobility forward.
We are a primary supplier of driveline products to General Motors Company (“GM”) for its full-size rear-wheel drive light trucks, sport utility vehicles (“SUVs”), and crossover vehicles manufactured in North America, supplying a significant portion of GM’s rear axle and four-wheel drive and all-wheel drive axle requirements for these vehicle platforms. We also supply GM with various components from our Metal Forming segment.
We also supply driveline system products to Stellantis N.V. (“Stellantis”) for programs including the heavy-duty Ram full-size pickup truck and its derivatives. In addition, we sell various components to Stellantis from our Metal Forming segment.
We are also a supplier to Ford Motor Company (“Ford”) for driveline system products on certain vehicle programs including the Bronco Sport, Maverick, Escape and Lincoln Nautilus, and we also sell various components to Ford from our Metal Forming segment.

USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement or term sheet, we will add the net proceeds from the sale of the securities under this prospectus to our general funds and will use them for working capital and other general corporate purposes, which may include, among other things, reducing or refinancing indebtedness or funding acquisitions.

PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, any combination of the following securities may be sold in one or more offerings:
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debt securities (“debt securities”), which may be either senior (the “senior securities”) or subordinated (the “subordinated securities”), unsecured (“unsecured debt securities”) or secured (“secured debt securities”) guaranteed (“guarantees of the debt securities”) by Dauch and/or certain subsidiaries which may include those listed on the “Table of Additional Registrants” above;

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warrants to purchase debt securities (“debt warrants”);

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shares of the common stock of Dauch (“common stock”);

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shares of Dauch’s preferred stock (“preferred stock”); or

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warrants to purchase common stock of Dauch (“common stock warrants,” and the shares underlying such common stock warrants, the “warrant shares”).

The terms of the securities will be determined at the time of applicable offering.
We will refer to the debt securities, debt warrants, common stock warrants, warrant shares, the guarantees of the debt securities, common stock and preferred stock, or any combination of those securities, proposed to be sold under this prospectus and the applicable prospectus supplement or term sheet as the “offered securities.” The offered securities, together with any debt securities, common stock and preferred stock issuable upon exercise of debt warrants, common stock warrants, warrant shares or conversion or exchange of other offered securities, as applicable, will be referred to as the “securities.”
You should rely only on the information contained or incorporated by reference in this prospectus or prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, applicable prospectus supplement, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.
Our principal executive offices are located at One Dauch Drive, Detroit, Michigan 48211, telephone number: (313) 758-2000.

PROSPECTUS SUPPLEMENT OR TERM SHEET
This prospectus provides you with a general description of the debt securities, warrants to purchase debt securities, common stock warrants, warrant shares, common stock and preferred stock we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering and whether securities are being offered by us, a selling security holder or both. The prospectus supplement or term sheet to be attached to the front of this prospectus will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or term sheet. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described under the heading “Where You Can Find More Information.”
For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in this Registration Statement.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, or any accompanying prospectus supplement and the documents incorporated herein or therein by reference are forward-looking in nature, such as statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” “target,” and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:
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global economic conditions, including the impact of inflation, recession or recessionary concerns, or slower growth in the markets in which we operate;

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reduced purchases of our products by GM, Stellantis, Ford or other customers;

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reduced demand for our customers’ products (particularly light trucks and SUVs produced by GM, Stellantis and Ford);

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our ability to consummate strategic initiatives and successfully integrate acquisitions and joint ventures;

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our ability to respond to changes in technology, increased competition, including as a result of the ongoing proliferation of Chinese original equipment manufacturers in certain regions in which we operate, or pricing pressures;

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our ability to develop and produce new products that reflect market demand;

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lower-than-anticipated market acceptance of new or existing products;

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our ability to attract new customers and programs for new products;

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risks inherent in our global operations (including tariffs and the potential consequences thereof to us, our suppliers, and our customers and their suppliers, adverse changes in trade agreements, such as the United States-Mexico-Canada Agreement, compliance with customs and trade regulations, immigration policies, political stability or geopolitical conflicts, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations);

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supply shortages and the availability of natural gas or other fuel and utility sources in certain regions, labor shortages, including increased labor costs, or price increases in raw material and/or freight, utilities or other operating supplies for us or our customers as a result of pandemic or epidemic illness, geopolitical conflicts, natural disasters or otherwise;

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a significant disruption in operations at one or more of our key manufacturing facilities;

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risks inherent in transitioning our business from internal combustion engine vehicle products to hybrid and electric vehicle products;

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our ability to realize the expected revenues from our new and incremental business backlog;

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negative or unexpected tax consequences, including those resulting from tax litigation;

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risks related to a failure of our information technology systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats, and damage from computer viruses, unauthorized access, cyber attacks, including increasingly sophisticated cyber attacks incorporating use of artificial intelligence, and other similar disruptions;

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our ability to maintain satisfactory labor relations and avoid work stoppages;

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our suppliers’, our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid or minimize work stoppages;

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price volatility in, or reduced availability of, fuel;

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cost or availability of financing for working capital, capital expenditures, research and development (“R&D”) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants;

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our customers’ and suppliers’ availability of financing for working capital, capital expenditures, R&D or other general corporate purposes;

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an impairment of our goodwill, other intangible assets, or long-lived assets if our business or market conditions indicate that the carrying values of those assets exceed their fair values;

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liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;

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our ability or our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis;

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risks of environmental issues, including impacts of climate-related events, that could result in unforeseen issues or costs at our facilities, or risks of noncompliance with environmental laws and regulations, including reputational damage;

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our ability to achieve the level of cost reductions required to sustain global cost competitiveness or our ability to recover certain cost increases from our customers;

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our ability to protect our intellectual property and successfully defend against assertions made against us;

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adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products;

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our ability or our customers’ and suppliers’ ability to comply with regulatory requirements and the potential costs of such compliance;

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changes in liabilities arising from pension and other postretirement benefit obligations;

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our ability to attract and retain qualified personnel in key positions and functions; and

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other unanticipated events and conditions that may hinder our ability to compete.

It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Furthermore, since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.
As required by federal law for all debt securities of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. Unless otherwise indicated in a prospectus supplement, the trustee will be U.S. Bank Trust Company, National Association. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the sixth paragraph under “Events of Default; Waiver and Notice.” Second, the trustee performs certain administrative duties for us.
The term “trustee” refers to the senior trustee or the subordinated trustee, as appropriate. We will refer to the indenture that governs the debt securities, as amended from time to time, as the “Indenture.” The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).
The following summary does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the debt securities and the Indenture. We urge you to read the Indenture and the form of the debt securities, which you may obtain from us upon request. As used in this description, all references to “AAM Inc.,” “our company,” the “issuer,” “we,” “us” or “our” mean American Axle & Manufacturing, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries, including those acting as Subsidiary Guarantors (as defined below), and all references to “Dauch” mean Dauch Corporation, our parent corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Dauch has no material operations or assets other than its ownership of 100% of the issued and outstanding common stock of its direct subsidiaries. The Subsidiary Guarantors are certain of Dauch’s current and future direct and indirect subsidiaries (“Subsidiary Guarantors”).
General
The debt securities will be AAM Inc.’s obligations which may be secured or unsecured. The senior unsecured securities will rank equally with all of our other unsecured and unsubordinated indebtedness and will be guaranteed by Dauch and/or any Subsidiary Guarantors, if applicable. The Dauch guarantee and any Subsidiary guarantees will rank equally with all of their other unsecured and unsubordinated indebtedness. Terms of secured debt securities and the related Dauch guarantee and any Subsidiary guarantees will be more fully described in a prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of AAM Inc.’s senior indebtedness as more fully described in a prospectus supplement or term sheet. The subordinated debt securities will be guaranteed on a subordinated basis by Dauch, and, if applicable, the Subsidiary Guarantors, as more fully described in a prospectus supplement or term sheet.
The Indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement or term sheet, including the guarantee by Dauch and any Subsidiary guarantees (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other unsecured debt securities, may be issued under the Indenture in one or more series.
You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:
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The title of the debt securities and whether the debt securities will be senior securities or subordinated securities.

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The total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series.

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If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

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The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

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The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

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Any optional redemption provisions.

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Whether debt securities are secured and the terms of such security interests.

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Whether debt securities are not to be guaranteed by Dauch and any modifications to such guarantee.

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Whether debt securities are guaranteed by any Subsidiary Guarantors and any deletions from, modifications to, or additions to such guarantees, Events of Default (as defined under the heading “Events of Default” below) or covenants with respect to such guarantees.

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Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

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If other than registered debt securities, the form in which we will issue the debt securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations).

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If other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable.

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Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined.

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The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

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If other than denominations of $2,000 or any integral multiple of $1,000 thereafter in the case of registered securities issued in certificated form and $5,000 in the case of bearer securities, the denominations in which the offered debt securities will be issued.

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The applicability of the provisions of the Indenture under “Defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions.

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Whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

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Whether the securities are subordinated and the terms of such subordination.

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Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

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Any changes or additions to the Events of Default or covenants contained in the Indenture.

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Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

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Any other material terms of the debt securities and guarantees.

For purposes of this prospectus, any reference to the payment of principal or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.
The Indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the Indenture, when a single trustee is acting for all debt securities issued under the Indenture, are called the “indenture securities.” The Indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the Indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the Indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the Indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.
Payment of the purchase price of the debt securities must be made in immediately available funds.
As used in this prospectus, “Business Day” means, when used with respect to any place of payment or any other particular location referred to in the Indenture, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment or other location are authorized or obligated by law or executive order to close.
The authorized denominations of debt securities denominated in U.S. dollars will be $2,000 and integral multiples of $1,000 thereafter. The authorized denominations of foreign currency debt securities will be set forth in the applicable prospectus supplement or term sheet.
Optional Redemption, Repayment and Repurchase
If specified in a prospectus supplement or term sheet, we may redeem the debt securities at our option, in whole at any time or in part from time to time, at a redemption price as set forth in the applicable prospectus supplement or term sheet.
We will mail notice of any redemption at least 30 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. If less than all of the debt securities are to be redeemed at any time, the trustee will select debt securities to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or portions thereof called for redemption.
We may at any time purchase debt securities at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any debt securities that we purchase.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we will issue them in book-entry form only. Debt securities issued in book-entry form will be represented by global securities. We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement or term sheet will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement or term sheet will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Book-Entry Holders.   We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the Indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders of the debt securities.
Street Name Holders.   In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders.   Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the Indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, the prospectus supplement or term sheet whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders.   If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
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how it handles securities payments and notices,

•
whether it imposes fees or charges,

•
how it would handle a request for the holders’ consent, if ever required,

•
whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•
how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•
if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Interest and Interest Rates
Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will specify each debt security as a “Fixed Rate Note,” a “Floating Rate Note,” an “Amortizing Note” or an “Indexed Note” and describe the method of determining the interest rate, including any spread and/or spread multiplier. For an Indexed Note, the related prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.
A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.
Interest rates offered with respect to debt securities may differ depending upon, among other things, the aggregate principal amount of debt securities purchased in any single transaction. Debt securities with similar variable terms but different interest rates, as well as debt securities with different variable terms, may be offered concurrently to different investors. Interest rates or formulas and other terms of debt securities are subject to change from time to time, but no such change will affect any debt security already issued or as to which an offer to purchase has been accepted.
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities.   We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
Payments on Certificated Securities.   We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or term sheet or in a notice to holders, against surrender of the debt security.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 Business Days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed.   If any payment is due on a debt security on a day that is not a Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement or term sheet. Such payment will not result in a default under any debt security or the Indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.
Material Covenants
Consolidation, Merger, Sale or Conveyance.   The Indenture provides that neither AAM Inc. nor Dauch may consolidate with or merge into any other Person or convey, transfer or lease their properties and assets substantially as an entirety to any Person, unless:
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the successor or transferee Person, if other than AAM Inc. or Dauch, as the case may be, formed by such consolidation or into which AAM Inc. is merged is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on each series of debt securities then outstanding and the performance of every covenant in the Indenture to be performed or observed by AAM Inc. or Dauch, as the case may be;

•
immediately after giving effect to such transaction, no Event of Default, as defined in the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

•
AAM Inc. or Dauch, as the case may be, has delivered to the trustee an officer’s certificate and an opinion of counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions and that all conditions precedent herein provided for relating to such transaction have been complied with.

In case of any such consolidation, merger, conveyance, transfer or lease, the successor entity will succeed to and be substituted for AAM Inc. or Dauch, as the case may be, as obligor or guarantor on the debt securities, as the case may be, with the same effect as if it had been named in the Indenture as AAM Inc. or Dauch, as the case may be, and in the event of any such conveyance or transfer, AAM Inc. or Dauch, as the case may be, except in the case of a lease, shall be discharged of all obligations and covenants under the Indenture and the debt securities and any coupons appertaining thereto, or the Guarantees, as the case may be, and may be dissolved and liquidated.
Limitation on Liens.   Unless otherwise indicated with respect to the debt securities, AAM Inc. and Dauch will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”), secured by a Mortgage upon any Operating Property, or upon shares of capital stock or Debt issued by any Restricted Subsidiary and owned by AAM Inc. or Dauch or any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing concurrently that the debt securities then outstanding under the Indenture are secured equally and ratably with or, at the option of AAM Inc., prior to such Debt so long as such Debt shall be so secured.
The foregoing restriction shall not apply to, and there shall be excluded from Debt in any computation under such restriction, Debt secured by:
(1)
Mortgages on property existing at the time of the acquisition thereof;

(2)
Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with AAM Inc. or Dauch or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to AAM Inc., Dauch or a Restricted Subsidiary; provided that any such Mortgage does not extend to any property owned by AAM Inc., Dauch or any Restricted Subsidiary immediately prior to such merger, consolidation, sale, lease or disposition;

(3)
Mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

(4)
Mortgages in favor of AAM Inc., Dauch or a Restricted Subsidiary;

(5)
Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(6)
Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

(7)
Mortgages existing on the date of the Indenture or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the date of the Indenture or referred to in clauses (1) to (3) or (5) of this paragraph; provided that any such extension, renewal, replacement or refunding of such Debt shall be created within 360 days of repaying the Debt secured by the Mortgage referred to in clauses (1) to (3) or (5) and the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Notwithstanding the restrictions described above, AAM Inc., Dauch and any Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the debt securities then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages which would otherwise be subject to such restrictions (other than any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph) plus all Attributable Debt of AAM Inc., Dauch, and the Restricted Subsidiaries in respect of Sale and Leaseback Transactions with respect to Operating Properties

(with the exception of such Sale and Leaseback Transactions permitted under clauses (1) through (4) of the first paragraph under “— Limitation on sale and leaseback transactions” below) does not exceed 10% of Consolidated Net Tangible Assets.
“Consolidated Current Liabilities” means the aggregate of the current liabilities of Dauch appearing on the most recent available consolidated balance sheet of Dauch, all in accordance with GAAP. In no event will Consolidated Current Liabilities include any obligation of Dauch or its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of AAM Inc., Dauch, or any Subsidiary for a term in excess of 12 months from the date of determination.
“Consolidated Net Tangible Assets” means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities.
“Consolidated Tangible Assets” means the aggregate of all assets of Dauch (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP) appearing on the most recent available consolidated balance sheet of Dauch at their net book values, after deducting related depreciation, applicable allowances and other properly deductible items, and after deducting all goodwill, trademarks, tradenames, patents, unamortized debt discount and expenses and other like intangibles, all prepared in accordance with GAAP.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the date of the Indenture.
“Mortgage” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Operating Property” means any real property or equipment located in the United States owned by, or leased to, AAM Inc., Dauch or any Subsidiary that has a market value in excess of 1.0% of Consolidated Net Tangible Assets.
“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Restricted Subsidiary” means any Subsidiary (excluding AAM Inc.) that owns Operating Property.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing to AAM Inc., Dauch or any Subsidiary of any Operating Property, which Operating Property has been or is to be sold or transferred by AAM Inc., Dauch or such Subsidiary to such Person.
“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by AAM Inc. Dauch, or by one or more other Subsidiaries, or by AAM Inc., Dauch and one or more other Subsidiaries.
Limitation on Sale and Leaseback Transactions.   Unless otherwise indicated with respect to any series of the debt securities, AAM Inc. and Dauch will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Operating Property unless:
(1)
the Sale and Leaseback Transaction is solely with AAM Inc., Dauch or another Restricted Subsidiary;

(2)
the lease is for a period not in excess of twenty-four months, including renewals;

(3)
AAM Inc., Dauch or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (7) of the second paragraph under the heading “— Limitation on Liens,” without equally and ratably securing the debt securities then outstanding under the Indenture, to create, incur, issue, assume or guarantee Debt secured by a Mortgage on such Operating Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(4)
AAM Inc., Dauch or such Restricted Subsidiary within 360 days after the sale of such Operating Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such Operating Property or (B) the fair market value of such Operating Property to (i) the retirement of the debt securities, other Funded Debt of AAM Inc. or Dauch ranking on a parity with the debt securities or Funded Debt of a Restricted Subsidiary or (ii) the purchase of Operating Property; or

(5)
the Attributable Debt of AAM Inc., Dauch and their Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of the Indenture (other than any such Sale and Leaseback Transactions as would be permitted as described in clauses (1) through (4) of this paragraph), plus the aggregate principal amount of Debt secured by Mortgages on Operating Properties then outstanding (not including any such Debt secured by Mortgages described in clauses (1) through (7) of the first paragraph under the heading “— Limitation on Liens”) which do not equally and ratably secure such debt security then outstanding (or secure such debt security then outstanding on a basis that is prior to other Debt secured thereby), would not exceed 10% of Consolidated Net Tangible Assets.

“Attributable Debt” means, when used in respect of any Sale and Leaseback Transaction, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.
“Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Debt owed to AAM Inc., Dauch or a Subsidiary.
Events of Default; Waiver and Notice
An event of default (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) is defined in the Indenture as:
(1)
default in the payment of any interest on any debt security of that series, or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of the principal of (or premium, if any, on) any debt securities of that series at its maturity;

(3)
default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the sinking fund provisions of the Indenture;

(4)
default in the performance, or breach, of any covenant or agreement of AAM Inc. or Dauch in the Indenture which affects or is applicable to the debt securities of that series (other than a default in the performance or breach of a covenant or agreement is elsewhere in this paragraph specifically dealt with or which has expressly been included in the Indenture solely for the benefit of other series of debt securities), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to AAM Inc.by the trustee or AAM Inc. and the trustee by the holders of at least 25% in principal amount of all debt securities of that series then outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;
(5)
the guarantee, if any, applicable to the debt securities of that series ceases to be in full force and effect or a Dauch guarantee is declared null and void or Dauch denies that it has any further liability under its guarantee to the holders of the debt securities of that series, or has given notice to such effect (other than by reason of the release of any such guarantee in accordance with the Indenture), and such condition shall have continued for period of 30 days after written notice to AAM Inc.by the trustee or to AAM Inc. and the trustee by the holders of at least 25% in principal amount of the debt securities of that series then outstanding;

(6)
default in the payment of principal when due or resulting in acceleration of other indebtedness of AAM Inc., or, if guarantees are issued, Dauch, or any Significant Subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to AAM Inc. by the trustee or to AAM Inc. and the trustee by the holders of at least 25% in principal amount of all debt securities then outstanding; provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred;

(7)
certain events of bankruptcy, insolvency and reorganization of AAM Inc. or Dauch; or

(8)
there occurs any other event of default provided pursuant to Section 301 or 901 of the Indenture with respect to the debt securities of that series.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act of 1933, as amended, as in effect on the date of the Indenture.
The Indenture provides that:
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if an event of default described in clause (1), (2), (3), (4), (5), (6) or (8) of the first paragraph under the heading “— Events of Default; Waiver and Notice” with respect to debt securities of any series then outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of that series) of all of the debt securities of that series then outstanding and any accrued and unpaid cash interest through the date of such declaration, to be due and payable immediately, by a notice in writing to AAM Inc. (and to the trustee if given by holders), and upon any such declaration such principal amount shall become immediately due and payable;

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at any time after such a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the Indenture, the holders of a majority in principal amount of the debt securities of that series then outstanding (or of all series, as the case may be) by written notice to AAM Inc., Dauch, if applicable, and the trustee, may rescind and annul such declaration and its consequences if:

(1)   AAM Inc. has paid or deposited with the trustee a sum sufficient to pay in currency in which the debt securities of such series are payable (except as otherwise specified pursuant to Section 301 of the Indenture for the debt securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e) of the Indenture),
(A)
all overdue interest, if any, on all debt securities of that series then outstanding (or of all series, as the case may be) and any related coupons,

(B)
all unpaid principal of (and premium, if any) any debt securities of that series then outstanding (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such debt securities,

(C)
to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to the date of such payment or deposit at the rate or rates prescribed therefor in such debt securities or, if no such rate or rates are so prescribed, at the rate borne by the debt securities during the period of such default, and

(D)
all sums paid or advanced by the trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

(2)    all events of default with respect to debt securities of that series (or of all series, as the case may be), other than the non-payment of the principal of (or premium, if any, on) debt securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Indenture; and
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if an event of default described in clause (7) of the first paragraph under the heading “— Events of Default; Waiver and Notice” occurs and is continuing, then the principal amounts (or, if the debt securities of that series are original issue discount securities or indexed securities, such position of the principal amount as may be specified in the terms of that series) of all debt securities then outstanding, together with any accrued interest through the occurrence of such event of default, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the Indenture, within 90 days after the occurrence of any default with respect to debt securities of any series, the trustee must transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default thereunder known to a Responsible Officer (as defined in the Indenture) of the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any debt security of such series or in the payment of any sinking fund installment with respect to debt securities of such series, the trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the trustee in good faith determine that the withholding of such notice is in the interest of the holders of debt securities of such series and any related coupons; and provided further that in the case of any default or breach of the character specified in Section 501(4) of the Indenture with respect to debt securities and coupons of such series, no such notice to Holders will be given until at least 30 days after the occurrence thereof.
No holder of any debt security of any series or any related coupons will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder under the Indenture, unless:
•
such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•
the holders of not less than 25% in principal amount of the debt securities of that series then outstanding in the case of any event of default described in clause (1), (2), (3), (4), (5) or (8) of the first paragraph under the heading “— Events of Default; Waiver and Notice”, or, in the case of any event of default described in clause (6) or (7) of the first paragraph under the heading “— Events of Default; Waiver and Notice”, the holders of not less than 25% in principal amount of all debt securities then outstanding have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the Indenture;

•
such holder or holders shall have offered to the trustee reasonable indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•
the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

•
no direction inconsistent with such written request shall have been given to the trustee pursuant to Section 512 of the Indenture during such 60-day period by the holders of a majority or more in principal amount of the debt securities of that series then outstanding, in the case of any event of default described in clause (1), (2), (3), (4), (5) or (8) of the first paragraph under the heading “— Events of Default; Waiver and Notice”, or, in the case of any event of default described in clause (6) or (7) of the first paragraph under the heading “— Events of Default; Waiver and Notice” by the holders of a majority or more in principal amount of all debt securities then outstanding;

provided that that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other holders of debt securities of the same series, in the case of any event of default described in clause (1), (2), (3), (4), (5) or (8) of the first paragraph under the heading “— Events of Default; Waiver and Notice”, or of holders of all debt securities in the case of any event of default described in clause (6) or (7) of the first paragraph under the heading “— Events of Default; Waiver and Notice”, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable and common benefit of all of such holders of debt securities of that same series in the case of any event of default described in clause (1), (2), (3), (4), (5) or (8) of the first paragraph under the heading “— Events of Default; Waiver and Notice”, or of holders of all debt securities in the case of any event of default described in clause (6) or (7) of the first paragraph under the heading “— Events of Default; Waiver and Notice”.
With respect to the debt securities of any series, the holders of not less than a majority in principal amount of the debt securities of such series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee relating to or arising under clause (1), (2), (3), (4), (5) or (8) of the first paragraph under the heading “— Events of Default; Waiver and Notice” and, with respect to all debt securities; provided, however, the holders of not less than a majority in principal amount of all debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee not relating to or arising under clause (1), (2), (3), (4), (5) or (8) of the first paragraph under the heading “— Events of Default; Waiver and Notice”:
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such direction shall not be in conflict with any rule of law or with the Indenture;

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the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction;

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such direction is not unduly prejudicial to the rights of holders of debt securities of such series not taking part in such direction; and

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such direction would not involve the trustee in personal liability, as the trustee, upon being advised by counsel, shall reasonably determine.

The Indenture provides that if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the Indenture, will be required to use the degree of care of a prudent person in the conduct of his own affairs. The Indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.
AAM Inc. and Dauch will deliver to the trustee, within 120 days after the end of each fiscal year of AAM Inc. ending after the date hereof, an officers’ certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of AAM Inc. or Dauch, as the case may be, stating whether or not to the best knowledge of the signers thereof AAM Inc. or Dauch, as the case may be is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if AAM Inc. or Dauch shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Modification of the Indenture
AAM Inc., the trustee and, if applicable, Dauch and any Subsidiary Guarantors, may, without the consent of the holders of the debt securities issued under the Indenture, enter into supplemental indentures for any of the following purposes:
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to evidence the succession of another Person to AAM Inc. or Dauch and the assumption by any such successor of the covenants of AAM Inc. or Dauch, as the case may be contained herein and in the debt securities and the guarantees in accordance with the provisions described under the heading “Material Covenants — Consolidation, Merger, Sale or Conveyance”;

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to add to the covenants of AAM Inc. or Dauch for the benefit of the holders of all or any series of debt securities and any related coupons (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon AAM Inc. or Dauch;

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to add any additional events of default for the benefit of the holders of all or any series of debt securities and any related coupons (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are being included solely for the benefit of such series);

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to add to or change any of the provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect;

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to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no debt security then outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

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to secure the debt securities pursuant to the requirements of Section 1009 of the Indenture or otherwise;

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to establish the form or terms of debt securities of any series and any related coupons as permitted by Sections 201 and 301 of the Indenture, including the form or terms of any Subsidiary Guarantor’s guarantee of the debt securities and/or the provisions and procedures relating to debt securities convertible into or exchangeable for any securities of any Person (including AAM Inc. or Dauch);

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of Section 609(b) of the Indenture;

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to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture; provided such action shall not adversely affect the interests of the holders of debt securities of any series and any related coupons in any material respect;

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to add any guarantors with respect to the debt securities of any series; or

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to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to Sections 401, 1402 and 1403 of the Indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series and any related coupons or any other series of debt securities in any material respect.

With certain exceptions, the Indenture, the Dauch guarantee, any Subsidiary guarantee or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of not less than a majority in principal amount of all debt securities then outstanding of each series affected by such supplemental indenture, but no such modification may be made without the consent of the holder of each outstanding debt security affected thereby that would:
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change the stated maturity of the principal of (or premium, if any) or any installment of principal of or interest on any debt security of such series; or the terms of any sinking fund with respect to any debt security; or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or any premium payable upon the redemption thereof, or repayment thereof, or repayment thereof at the option of the holder, or change any obligation of AAM Inc. to pay Additional Amounts (as defined in the Indenture) contemplated by Section 1011 of the Indenture (except as contemplated by Section 801(1) of the Indenture and permitted by Section 901(1) of the Indenture), or reduce the amount of the principal of an original issue discount security of such series that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture, or upon the redemption thereof, or the amount thereof provable in bankruptcy pursuant to Section 504 of the Indenture, or adversely affect any right of repayment at the option of any holder of any debt security of such series, or change any place of payment where, or AAM Inc. in which, any debt security of such series or any premium or interest thereon is payable; or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date, as the case may be), or modify the provisions of the Indenture with respect to the mandatory redemption of debt securities or repayment of the securities at the option of the holder in a manner adverse to any holder of any debt securities or any coupons appertaining thereto, adversely affect any right to convert or exchange any debt security as may be provided pursuant to Section 301 of the Indenture;

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reduce the percentage in principal amount of the debt securities of any series then outstanding, the consent of whose holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture which affect such series or certain defaults applicable to such series thereunder and their consequences provided for in the Indenture, or reduce the requirements of Section 1504 of the Indenture for quorum or voting with respect to debt securities of such series,

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modify any of the provisions of this paragraph or Section 513 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture which affect such series cannot be modified or waived without the consent of the holder of each debt security then outstanding affected thereby, or

•
reduce the terms and conditions of any obligations of Dauch in respect of the due and punctual payment of the principal of and premium, if any, and interest, if any, on any debt security of such series.

Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance.   Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the Indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If you hold subordinated securities, you also would be released from the subordination provisions described in the applicable prospectus supplement or term sheet. In order to achieve covenant defeasance, we must do the following:
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If the debt securities of the particular series are denominated in U.S. dollars, deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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Deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

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Deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act of 1940, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Full Defeasance.   If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
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If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

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We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act of 1940, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If you hold subordinated securities, you would also be released from the subordination provisions described in the applicable prospectus supplement or term sheet.
Discharge of the Indenture
We may satisfy and discharge our obligations under the Indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the Indenture by AAM Inc.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
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only in fully registered certificated form,

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without interest coupons, and

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unless we indicate otherwise in the prospectus supplement or term sheet, in denominations of $2,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
The trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the Indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
The Trustee Under the Indenture
U.S. Bank Trust Company, National Association is one of a number of banks with which we maintain ordinary banking relationships and from which we may have obtained credit facilities and lines of credit.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement or term sheet.

DESCRIPTION OF GUARANTEES
The Guarantees
This section summarizes some of the terms of the guarantees by Dauch and/or any relevant Subsidiary Guarantor. Most of the financial terms and other specific material terms of any guarantees that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Furthermore, since the terms of specific guarantees may differ from the general information we have provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.
Each guarantee by Dauch and/or any Subsidiary Guarantors may:
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be senior obligations of the relevant guarantor in the case of senior debt securities;

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be the unsecured and unsubordinated obligations of the relevant guarantor in the case of senior unsecured debt securities;

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rank equally (or pari passu) with all other existing and future unsubordinated and unsecured indebtedness of the relevant guarantor, respectively in the case of senior unsecured debt securities; and

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with respect to any series of debt securities that is designated as subordinated, be junior and subordinated to any guarantee of any senior indebtedness on the same basis as such debt securities are junior and subordinated to any senior indebtedness.

The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Not all of our subsidiaries will guarantee the debt securities. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.
Each guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged in accordance with its terms as more fully described in the applicable prospectus supplement or term sheet.

DESCRIPTION OF DEBT WARRANTS
We may issue (either separately or together with other offered securities) debt warrants to purchase underlying debt securities issued by us (“offered debt warrants”). We will issue the debt warrants under warrant agreements (each a “debt warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “debt warrant agent”), identified in the prospectus supplement or term sheet.
Because this section is a summary, it does not describe every aspect of the debt warrants and the debt warrant agreement. We urge you to read the debt warrant agreement because it, and not this description, defines your rights as a holder of debt warrants. We will file the form of debt warrant agreement with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the debt warrant agreement.
General
You should read the prospectus supplement or term sheet for the material terms of the offered debt warrants, including the following:
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The title and aggregate number of the debt warrants.

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The title, rank, aggregate principal amount and terms of the underlying debt securities purchasable upon exercise of the debt warrants.

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The principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.

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The time or times at which, or the period or periods during which, the debt warrants may be exercised and the expiration date of the debt warrants.

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Any optional redemption terms.

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Whether certificates evidencing the debt warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.

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Whether the debt warrants are to be issued with any debt securities or any other securities and, if so, the amount and terms of these debt securities or other securities.

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The date, if any, on and after which the debt warrants and these debt securities or other securities will be separately transferable.

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Any other material terms of the debt warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of debt warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Debt warrants may be exercised and exchanged and debt warrants in registered form may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement or term sheet.
Exercise of Debt Warrants
Each offered debt warrant will entitle the holder thereof to purchase the amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will be void.
Debt warrants may be exercised by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Debt warrants will be deemed to have been exercised upon receipt of the exercise price and the debt warrant certificate or certificates.
Upon receipt of this payment and the properly completed debt warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities purchased upon exercise.
If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. The holder of a debt warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon exercise.
Modifications
There are three types of changes we can make to a debt warrant agreement and the debt warrants issued thereunder.
Changes Requiring Your Approval.   First, there are changes that cannot be made to your debt warrants without your specific approval. Those types of changes include modifications and amendments that:
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accelerate the expiration date;

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reduce the number of outstanding debt warrants, the consent of the holders of which is required for a modification or amendment; or

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otherwise materially and adversely affect the rights of the holders of the debt warrants.

Changes Not Requiring Approval.   The second type of change does not require any vote by holders of the debt warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the debt warrants.
Changes Requiring a Majority Vote.   Any other change to the debt warrant agreement and the debt warrants requires a vote in favor by holders of a majority in number of the then outstanding unexercised debt warrants affected thereby. Most changes fall into this category.
No Rights as Holders of Underlying Debt Securities
Before the warrants are exercised, holders of the debt warrants are not entitled to payments of principal, premium or interest, if any, on the related underlying debt securities or to exercise any rights whatsoever as holders of the underlying debt securities.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK
Dauch may issue (either separately or together with other offered securities) warrants to purchase common stock of Dauch (“offered common warrants”). We will issue the common warrants under warrant agreements (each, a “common warrant agreement”) to be entered into between Dauch and a bank or trust company, as warrant agent (the “common warrant agent”), identified in the prospectus supplement or term sheet.
Because this section is a summary, it does not describe every aspect of the common warrants and common warrant agreement.
General
You should read the prospectus supplement or term sheet for the material terms of the offered common warrants, including the following:
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The title and aggregate number of the common warrants.

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The number of shares of common stock that may be purchased upon exercise of each common warrant; the price, or the manner of determining the price, at which the shares may be purchased upon exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of common warrants that must be exercised at any one time.

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The time or times at which, or period or periods in which, the common warrants may be exercised and the expiration date of the common warrants.

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Any optional redemption terms.

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The terms of any right that we may have to accelerate the exercise of the common warrants upon the occurrence of certain events.

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Whether the common warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities.

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The date, if any, on and after which the common warrants and any other offered securities will be separately transferable.

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Any other terms of the common warrants.

The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.
Certificates representing common warrants will be exchangeable for new common warrant certificates of different denominations. We will not impose a service charge for any permitted transfer or exchange of common warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Common warrants may be exercised at the corporate trust office of the common warrant agent or any other office indicated in the prospectus supplement or term sheet.
Exercise of Common Warrants
Each offered common warrant will entitle the holder thereof to purchase the number of shares of Dauch’s common stock at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the common warrants. After the close of business on the applicable expiration date, unexercised common warrants will be void.
Common warrants may be exercised by payment to the common warrant agent of the exercise price and by delivery to the common warrant agent of the related common warrant certificate, with the reverse side thereof properly completed. Common warrants will be deemed to have been exercised upon receipt of the exercise price and the common warrant certificate or certificates. Upon receipt of the payment and the properly completed common warrant certificates, we will, as soon as practicable, deliver the shares of common stock purchased upon the exercise.

If fewer than all of the common warrants represented by any common warrant certificate are exercised, a new common warrant certificate will be issued for the unexercised offered common warrants. The holder of an offered common warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of common stock purchased upon exercise.
Modifications
There are three types of changes Dauch can make to a common warrant agreement and the common warrants issued thereunder.
Changes Requiring Your Approval.   First, there are changes that cannot be made to your common warrants without your specific approval. Those types of changes include modifications and amendments that:
•
accelerate the expiration date;

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reduce the number of outstanding common warrants, the consent of the holders of which is required for a modification or amendment; or

•
otherwise materially and adversely affect the rights of the holders of the common warrants.

Changes Not Requiring Approval.   The second type of change does not require any vote by holders of the common warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of the holders of the common warrants.
Changes Requiring a Majority Vote.   Any other change to the common warrant agreement requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised common warrants affected thereby. Most changes fall into this category.
Common Warrant Adjustments
The terms and conditions on which the exercise price of and/or the number of shares of common stock covered by a common warrant are subject to adjustment will be set forth in the common warrant agreement and the prospectus supplement or term sheet. The terms will include provisions for adjusting the exercise price and/or the number of shares of common stock covered by the common warrant; the events requiring the adjustment; the events upon which we may, in lieu of making the adjustment, make proper provisions so that the holder of a common warrant, upon exercise thereof, would be treated as if the holder had exercised the common warrant prior to the occurrence of the events; and provisions affecting exercise in the event of certain events affecting the common stock.
No Rights as Stockholders
Holders of common warrants are not entitled, by virtue of being holders, to receive dividends or to vote, consent or receive notice as our stockholders in respect of any meeting of stockholders for the election of our directors or for any other matter, or exercise any other rights whatsoever as our stockholders.

DESCRIPTION OF COMMON STOCK
The following summary describes elements of Dauch’s Certificate of Incorporation and Bylaws.
Dauch’s authorized capital stock consists of (i) 375,000,000 shares of common stock, par value $0.01 per share, of which 236,811,266 shares were issued and outstanding as of April 24, 2026, (ii) 10,000,000 shares of preferred stock, par value $0.01 per share of which no shares are issued and outstanding and (iii) 40,000,000 shares of series common stock, par value $0.01 per share, of which no shares are issued and outstanding. The following description of Dauch’s capital stock and related matters is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws, copies of which are on file with the SEC.
Common Stock
Voting Rights
Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.
Dividends
Holders of common stock are entitled to receive dividends if, as and when dividends are declared from time to time by Dauch’s Board of Directors (the “Board”) out of funds legally available therefor, after payment of dividends required to be paid on outstanding preferred stock or series common stock (as described below), if any.
Liquidation, Redemption and Preemptive Rights
In the event of liquidation, dissolution or winding up of Dauch, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock or series common stock of Dauch. The common stock has no preemptive or conversion rights and is not subject to further calls or assessment by Dauch. There are no redemption or sinking fund provisions applicable to the common stock. The common stock sold by Dauch in an offering pursuant to this prospectus, when sold to the underwriters of such offering in the manner described in this prospectus and the prospectus supplement or term sheet relating to such offering will be, and all currently outstanding common stock of Dauch is, duly authorized, validly issued, fully paid and non-assessable.
Preferred Stock and Series Common Stock
The Certificate of Incorporation authorizes the Board to establish one or more series of preferred stock and series common stock and to determine, with respect to any series of preferred stock or series common stock, the terms and rights of such series, including (i) the designation of the series, (ii) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the preferred stock or series common stock designation) increase or decrease (but not below the number of shares thereof then outstanding), (iii) whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series, (iv) the dates at which dividends, if any, will be payable, (v) the redemption rights and price or prices, if any, for shares of the series, (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series, (vii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Dauch, (viii) whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Dauch or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made, (ix) restrictions on the issuance of shares of the same series or of any other class or series, and (x) the voting rights, if any, of the holders of such series. The authorized shares of preferred stock and series common stock, as well as shares of common stock, will be available for issuance without further action by Dauch’s stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Dauch’s securities may be listed or traded.
Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock or series common stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based on its judgment as to the best interests of Dauch and its stockholders. The Board, in so acting, could issue preferred stock or series common stock having terms that could discourage an acquisition attempt or other transaction that some, or a majority, of Dauch’s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of such stock.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock, preferred stock and series common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Dauch by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Dauch’s management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
The Delaware General Corporation Law
Dauch is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 provides that, subject to certain exceptions specified therein, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder became an interested stockholder unless (i) the corporation has elected in its certificate of incorporation not to be governed by Section 203 (Dauch has not made such an election), (ii) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (iii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iv) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. Except as specified in Section 203 of the DGCL, an “interested stockholder” is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is (x) the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date or (y) the affiliates and associates of any such person.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period.

The provisions of Section 203 may encourage companies interested in acquiring Dauch to negotiate in advance with the Board, because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Certificate of Incorporation; Bylaws
The Certificate of Incorporation and the Bylaws contain certain provisions that could make more difficult the acquisition of Dauch by means of a tender offer, a proxy contest or otherwise.
Classified Board.   The Certificate of Incorporation provides that the Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of the Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board. The Certificate of Incorporation provides that, subject to any rights of holders of preferred stock or series common stock to elect additional directors under specified circumstances, the number of directors will be fixed in the manner provided in the Bylaws. The Certificate of Incorporation and the Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board, but must consist of not less than three directors. In addition, the Certificate of Incorporation provides that, subject to any rights of holders of preferred stock, and unless the Board otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum.
Removal of Directors.   Under the DGCL, unless otherwise provided in the Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. In addition, the Certificate of Incorporation and the Bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 75% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class.
Stockholder Action.   The Certificate of Incorporation and the Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. The Certificate of Incorporation and the Bylaws provide that special meetings of stockholders can be called only by Dauch’s Chief Executive Officer or pursuant to a resolution adopted by the Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by Dauch.
Advance Notice Procedures.   The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of stockholders of Dauch (the “Stockholders Notice Procedure”). The Stockholders Notice Procedure provides that only persons who are nominated by, or at the direction of the Board, the Chairman of the Board, or by a stockholder who has given timely written notice to the Secretary of Dauch prior to the meeting at which directors are to be elected, will be eligible for election as directors of Dauch. The Stockholders Notice Procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting pursuant to the notice of meeting delivered by Dauch or by, or at the direction of, the Chairman of the Board or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to the Secretary of Dauch of such stockholder’s intention to bring such business before such meeting. Under the Stockholders Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by Dauch not less than 70 days nor more than 90 days prior to the first anniversary of the previous year’s annual meeting (or, if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, not earlier than the 90th day prior to such meeting and not later than the later of (x) the 70th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by Dauch at least 80 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by Dauch not later than the 10th day after such public announcement is first made by Dauch. Under the Stockholders Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by Dauch not earlier than the 90th day before such meeting and not later than the later of (x) the 70th day prior to such meeting and (y) the 10th day after the public announcement of the date of such meeting is first made. In addition, under the Stockholders Notice Procedure, a stockholder’s notice to Dauch proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholders Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.
Proxy Access.   The Bylaws contain a proxy access provision which allows eligible stockholders who comply with the requirements set forth in the Bylaws to include their own director nominees in Dauch’s proxy statement along with the candidates nominated by the Board. Pursuant to the proxy access provision, a stockholder, or group of up to 20 stockholders, owning an aggregate of 3% or more of Dauch’s outstanding capital stock continuously for at least three years, may nominate a candidate for election to the Board and such candidate will be included in Dauch’s proxy statement for the applicable annual meeting of Dauch’s stockholders. Dauch will not be required, however, to include in its proxy statement more stockholder nominees than that number constituting the greater of (i) two and (ii) 20% of the total number of directors of Dauch then serving on the Board.
Liability of Directors; Indemnification.   The Certificate of Incorporation provides that a director will not be personally liable for monetary damages to Dauch or its stockholders for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The Certificate of Incorporation also provides that each current or former director, officer, employee or agent of Dauch, or each such person who is or was serving or who had agreed to serve at the request of Dauch as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by Dauch to the full extent permitted by the DGCL, as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits Dauch to provide broader indemnification rights than said law permitted Dauch to provide prior to such amendment). The Certificate of Incorporation also specifically authorizes Dauch to enter into agreements with any person providing for indemnification greater or different than that provided by the Certificate of Incorporation.
Amendment.   The Certificate of Incorporation provides that the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of Voting Stock, voting together as a single class, is required to amend provisions of the Certificate of Incorporation relating to the prohibition of stockholder action without a meeting; the number, election and term of Dauch’s directors; and the removal of directors. The Certificate of Incorporation further provides that the Bylaws may be amended by the Board or by the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, voting together as a single class.
The description set forth above is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws, copies of which are exhibits to the Registration Statement of which this prospectus is a part.
Registrar and Transfer Agent
The registrar and transfer agent for the common stock is Computershare Trust Co. of New York.
Listing
Dauch’s common stock is listed on the New York Stock Exchange under the symbol “DCH.”

DESCRIPTION OF PREFERRED STOCK
Under Dauch’s Certificate of Incorporation, it is authorized to adopt resolutions providing for the issuance, in one or more series, of up to 10,000,000 shares of preferred stock, $0.01 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by the Board of Directors or a duly authorized committee thereof.
Because this section is a summary, it does not describe every aspect of Dauch’s preferred stock. We urge you to read Dauch’s Certificate of Incorporation and the certificate of designations creating your preferred stock because they, and not this description, define your rights as a holder of preferred stock. Dauch has filed the Certificate of Incorporation and will file the certificate of designations with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
The specific material terms of any preferred stock proposed to be sold under this prospectus and an attached prospectus supplement or term sheet will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the offered preferred stock may differ from the terms set forth below.
General
Unless otherwise specified in the prospectus supplement or term sheet relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.
You should read the prospectus supplement or term sheet for the material terms of the preferred stock offered thereby, including the following:
•
The title and stated value of the preferred stock.

•
The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock.

•
The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock.

•
The date from which dividends on the preferred stock will accumulate, if applicable.

•
The liquidation rights of the preferred stock.

•
The procedures for any auction and remarketing, if any, of the preferred stock.

•
The sinking fund provisions, if applicable, for the preferred stock.

•
The redemption provisions, if applicable, for the preferred stock.

•
Whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

•
Whether the preferred stock will have voting rights and the terms thereof, if any.

•
Whether the preferred stock will be listed on any securities exchange.

•
Whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities.

•
Any other specific material terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Subject to Dauch’s Certificate of Incorporation and to any limitations contained in its outstanding preferred stock, Dauch may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof may determine, all without further action of its stockholders, including holders of its then outstanding preferred stock.

If applicable, the prospectus supplement or term sheet will also contain a discussion of the material United States federal income tax considerations relevant to the offering.
Dividends
Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of Dauch’s assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement or term sheet. Each dividend will be payable to holders of record as they appear on Dauch’s stock books on the record date fixed by the Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or term sheet.
Dauch may not:
•
declare or pay dividends (except in its stock that is junior as to dividends and liquidation rights to the preferred stock (“junior stock”)) or make any other distributions on junior stock, or

•
purchase, redeem or otherwise acquire junior stock or set aside funds for that purpose (except in a reclassification or exchange of junior stock through the issuance of other junior stock or with the proceeds of a reasonably contemporaneous sale of junior stock), if there are arrearages in dividends or failure in the payment of the sinking fund or redemption obligations on any of Dauch’s preferred stock and, in the case of the first bullet point above, if dividends in full for the current quarterly dividend period have not been paid or declared on any of Dauch’s preferred stock.
Dividends in full may not be declared or paid or set apart for payment on any series of preferred stock unless:
•
there are no arrearages in dividends for any past dividend periods on any series of preferred stock, and

•
to the extent that the dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all preferred stock.

Any dividends declared or paid when dividends are not so declared, paid or set apart in full will be shared ratably by the holders of all series of preferred stock in proportion to the respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments that may be in arrears.
Conversion and Exchange
If the preferred stock will be convertible into or exchangeable for common stock or other securities, the prospectus supplement or term sheet will set forth the terms and conditions of that conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of that preferred stock. These terms may also include provisions under which the number of shares of common stock or the number or amount of other securities to be received by the holders of that preferred stock upon conversion or exchange would be calculated according to the market price of the common stock or those other securities as of a time stated in the prospectus supplement or term sheet.
Liquidation Rights
In the event of Dauch’s voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of the preferred stock will be entitled to receive out of the assets that are available for distribution to stockholders, before any distribution of assets is made to holders of any junior stock, liquidating distributions in the amount set forth in the applicable prospectus supplement or term sheet plus all accrued and unpaid dividends. If, upon Dauch’s voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock are not paid in full, the holders of preferred stock of each series will share ratably in the distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets. Dauch’s consolidation or merger with or into any other corporation or corporations or a sale of all or substantially all of its assets will not be deemed to be a liquidation, dissolution or winding up for purposes of these provisions.
Redemption
If so provided in the prospectus supplement or term sheet, the offered preferred stock may be redeemable in whole or in part at Dauch’s option at the times and at the redemption prices set forth therein.
If dividends on any series of preferred stock are in arrears or Dauch has failed to fulfill its sinking fund or redemption obligations with respect to any series of preferred stock, Dauch may not purchase or redeem shares of preferred stock or any other capital stock ranking on a parity with or junior to the preferred stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without in either case the consent of the holders of at least two-thirds of each series of preferred stock then outstanding; provided, however, that:
•
to meet purchase, retirement or sinking fund obligations with respect to any series of preferred stock, Dauch may use shares of that preferred stock acquired prior to the arrearages or failure of payment and then held as treasury stock, and

•
Dauch may complete the purchase or redemption of shares of preferred stock for which a contract was entered into for any purchase, retirement or sinking fund purposes prior to the arrearages or failure of payment.

Voting Rights
Except as indicated below or in the prospectus supplement or term sheet, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. As used herein, the term “applicable preferred stock” means those series of preferred stock to which the provisions described herein are expressly made applicable by resolutions of the Board of Directors.
If the equivalent of six quarterly dividends payable on any shares of any series of applicable preferred stock are in default (whether or not the dividends have been declared or the defaulted dividends are consecutive), the number of directors will be increased by two and the holders of all outstanding series of applicable preferred stock, voting as a single class without regard to series, will be entitled to elect the two additional directors until four consecutive quarterly dividends are paid or declared and set apart for payment, if the shares are cumulative, or until all arrearages in dividends and dividends in full for the current quarterly period are paid or declared and set apart for payment, if the shares are non-cumulative, whereupon all voting rights described herein will be divested from the applicable preferred stock. The holders of applicable preferred stock may exercise their special class voting rights at meetings of the stockholders for the election of directors or at special meetings for the purpose of electing directors, in either case at which the holders of not less than one-third of the aggregate number of shares of applicable preferred stock are present in person or by proxy.
The affirmative vote of the holders of at least two-thirds of the outstanding shares of any series of preferred stock will be required:
•
for any amendment of the Certificate of Incorporation (or the related certificate of designations) that will adversely affect the powers, preferences or rights of the holders of the preferred stock of that series, or

•
to create any class of stock (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation over the preferred stock of that series or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of that class.

In addition, the affirmative vote of the holders of a majority of all the shares of Dauch’s preferred stock then outstanding will be required to increase the authorized amount of preferred stock.

PLAN OF DISTRIBUTION
We may sell the offered securities:
•
through agents;

•
to or through underwriters or dealers;

•
directly to other purchasers; or

•
through a combination of any of these methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.
We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
In order to facilitate the offering of the debt securities, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities and our common stock. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of debt securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ or agents’ option to purchase additional debt securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional debt securities or purchasing debt securities in the open market. In determining the source of debt securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of debt securities available for purchase in the open market as compared to the price at which they may purchase debt securities through the option. “Naked” short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing debt securities in open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of the debt securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the debt securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the “Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act.
Each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of the offered securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act, or contribute to payments they may be required to make in respect of such liabilities.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS
The validity of the Dauch and AAM Inc. securities will be passed upon for us by Allen Overy Shearman Sterling US LLP, New York, New York. Kristen M. Netschke, who is Acting General Counsel of Dauch and AAM Inc., will give us an opinion about the validity of the guarantees by the Subsidiary Guarantors.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, of Dauch incorporated by reference in this prospectus, and the effectiveness of Dauch’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements, and financial statement schedule, are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The financial statements of Dowlais Group Limited as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus, have been audited by Deloitte LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

DAUCH CORPORATION
AMERICAN AXLE & MANUFACTURING, INC.

Debt Securities
Guarantees
Warrants to Purchase Debt Securities
Warrants to Purchase Common Stock
Common Stock
Preferred Stock

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.
SEC registration fee		*
Printing and engraving	$	+
Legal fees and expenses		+
Accounting fees		+
Trustee’s fees		+
Total	$	+

*
Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.

+
Estimated expenses are not presently known.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of Delaware authorizes the Registrant to indemnify its directors and officers under specified circumstances. Article Twelve of the Certificate of Incorporation of the Registrant provides in effect that the Registrant shall provide certain indemnification of its directors and officers.
Section 145 of the General Corporation Law of Delaware also authorizes the Registrant to indemnify persons who serve as directors or officers of the Registrant at the request of the Registrant under specified circumstances. Article Six of the Restated Certificate of Incorporation of the Registrant provides in effect that the Registrant shall provide certain indemnification to such persons under certain circumstances.
The directors and officers of the Registrant are insured, under policies of insurance maintained by the Registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.
The underwriting agreement basic provisions will provide for indemnification of directors, officers who sign the Registration Statement and controlling persons of the Registrant by the underwriters, and for indemnification of each underwriter and its controlling persons by the Registrant, against certain liabilities. Similar provisions are contained in agreements entered into between the Registrant and groups of underwriters on past occasions.
Item 16.   List of Exhibits.
We have filed or incorporated by reference the exhibits listed on the accompanying Exhibit Index of this Registration Statement.
EXHIBIT INDEX
Exhibit
+1.1	Form of Debt Securities Underwriting Agreement (Incorporated by reference to Exhibit 1.1 filed with American Axle & Manufacturing Holdings, Inc.’s Registration Statement on Form S-3 dated March 30, 2017, Registration No. 333-217033)
*1.2	Form of Equity Securities Underwriting Agreement

Exhibit
+3.1	Amended and Restated Certificate of Incorporation of Dauch Corporation (Incorporated by reference to Exhibit 3.2 filed with American Axle & Manufacturing Holdings, Inc.’s Registration Statement on Form S-8 dated September 1, 2017, Registration No. 333-220300)
+3.2	Amendment to the Certificate of Incorporation of Dauch Corporation (Incorporated by reference to Exhibit 3.1 filed with Dauch Corporation’s Current Report on Form 8-K dated January 26, 2026)
+3.3	Amendment to the Certificate of Incorporation of Dauch Corporation (Incorporated by reference to Exhibit 3.1 filed with Dauch Corporation’s Current Report on Form 8-K dated January 30, 2026)
+3.4	Fourth Amended and Restated By-laws of Dauch Corporation (Incorporated by reference to Exhibit 3.2 filed with Dauch Corporation’s Current Report on Form 8-K dated January 26, 2026)
+4.1	Specimen Certificate for shares of Dauch Corporation’s Common Stock (Incorporated by reference to Exhibit 4.01 filed with American Axle & Manufacturing Holdings, Inc.’s Registration Statement on Form S-1/A dated December 21, 1998, Registration No. 333-53491)
*4.2	Form of Certificate of Designations of Preferred Stock
+4.3	Indenture, dated November 3, 2011, among American Axle & Manufacturing, Inc., American Axle & Manufacturing Holdings, Inc., as guarantor, certain subsidiary guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 filed with American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K dated November 3, 2011, File No. 001-14303)
+4.4	First Supplemental Indenture, dated March 23, 2017, among American Axle & Manufacturing, Inc., Alpha SPV I, Inc., American Axle & Manufacturing Holdings, Inc., certain subsidiary guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 filed with American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K dated March 23, 2017, File No. 001-14303)
+4.5	Second Supplemental Indenture, dated as of May 17, 2017, among American Axle & Manufacturing, Inc., Metaldyne Performance Group Inc., American Axle & Manufacturing Holdings, Inc., certain subsidiary guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 filed with American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K dated May 17, 2017, File No. 001-14303)
+4.6	Third Supplemental Indenture, dated as of March 23, 2018, among American Axle & Manufacturing, Inc., American Axle & Manufacturing Holdings, Inc., certain subsidiary guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 filed with American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K dated March 26, 2018, File No. 001-14303)
+4.7	Form of 6.875% Notes due 2028 (Incorporated by reference to Exhibit 4.1 filed with American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K dated June 12, 2020, File No. 001-14303)
+4.8	Form of 5.00% Notes due 2029 (Incorporated by reference to Exhibit 4.1 filed with American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K dated August 19, 2021, File No. 001-14303)
+4.9	Fourth Supplemental Indenture, dated as of May 14, 2024, among American Axle & Manufacturing, Inc., American Axle & Manufacturing Holdings, Inc., certain subsidiary guarantors and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 filed with American Axle & Manufacturing Holdings, Inc.’s Quarterly Report on Form 10-Q dated August 9, 2024, File No. 001-14303)

Exhibit
+4.10	Indenture, dated as of October 3, 2025, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiary guarantors and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent (Incorporated by reference to Exhibit 4.1 filed with American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K dated October 3, 2025, File No. 001-14303)
+4.11	Indenture, dated as of October 3, 2025, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiary guarantors and U.S. Bank Trust Company, National Association, as trustee (Incorporated by reference to Exhibit 4.2 filed with American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K dated October 3, 2025, File No. 001-14303)
+4.12	Form of 6.375% Senior Secured Notes due 2032 (Incorporated by reference to Exhibit 4.3 filed with American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K dated October 3, 2025, File No. 001-14303)
+4.13	Form of 7.75% Senior Notes due 2033 (Incorporated by reference to Exhibit 4.4 filed with American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K dated October 3, 2025, File No. 001-14303)
4.14	Fifth Supplemental Indenture, dated as of March 31, 2026, among American Axle & Manufacturing, Inc., Dauch Corporation, certain subsidiary guarantors and U.S. Bank National Association, as trustee
4.15
First Supplemental Indenture, dated March 31, 2026, among American Axle & Manufacturing, Inc., Dauch Corporation, certain subsidiary guarantors signatory thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent

4.16
First Supplemental Indenture, dated March 31, 2026, among American Axle & Manufacturing, Inc., Dauch Corporation, certain subsidiary guarantors signatory thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent

*4.17	Form of Debt Securities
*4.18	Form of Warrant Agreement (including Form of Warrant)
5.1	Opinion of Allen Overy Shearman Sterling US LLP as to legality of certain of the Securities
5.2	Opinion of Kristen M. Netschke, Acting General Counsel of Dauch Corporation and American Axle & Manufacturing, Inc., as to the legality of the Subsidiary Guarantees
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Deloitte LLP
23.3	Consent of Allen Overy Shearman Sterling US LLP (included in Exhibit 5.1)
23.4	Consent of Kristen M. Netschke (included in Exhibit 5.2)
24.1	Power of Attorney (included in signature pages)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association, as Trustee for the Debt Securities
107	Filing Fee Table

*
To be filed as an exhibit to a Current Report on Form 8-K in connection with a specific offering.

+
Incorporated by reference.

Item 17.   Undertakings.
(a)   Each undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)   Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
DAUCH CORPORATION
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David C. Dauch David C. Dauch	Chairman of the Board & Chief Executive Officer/Director (principal executive officer)	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer (principal financial officer)	May 1, 2026
/s/ James G. Zaliwski James G. Zaliwski	Vice President & Chief Accounting Officer (principal accounting officer)	May 1, 2026
/s/ Terry Grayson-Caprio Terry Grayson-Caprio	Director	May 1, 2026
/s/ William L. Kozyra William L. Kozyra	Director	May 1, 2026
/s/ Peter D. Lyons Peter D. Lyons	Director	May 1, 2026
/s/ Fiona MacAulay Fiona MacAulay	Director	May 1, 2026
/s/ James A. McCaslin James A. McCaslin	Director	May 1, 2026

Signature	Title	Date
/s/ Aleksandra A. Miziolek Aleksandra A. Miziolek	Director	May 1, 2026
/s/ Herbert K. Parker Herbert K. Parker	Director	May 1, 2026
/s/ Sandra E. Pierce Sandra E. Pierce	Director	May 1, 2026
/s/ Simon Mackenzie Smith Simon Mackenzie Smith	Director	May 1, 2026
/s/ Samuel Valenti III Samuel Valenti III	Director	May 1, 2026
/s/ David B. Walker David B. Walker	Director	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
AMERICAN AXLE & MANUFACTURING, INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David C. Dauch David C. Dauch	Chairman of the Board & Chief Executive Officer/Director (principal executive officer)	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal financial officer and principal accounting officer)	May 1, 2026
/s/ Michael J. Lynch Michael J. Lynch	Director	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
AAM CASTING CORP.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael J. Lynch Michael J. Lynch	Director	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
AAM INTERNATIONAL HOLDINGS, INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael J. Lynch Michael J. Lynch	Director	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
AAM POWDER METAL COMPONENTS, INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jake P. Stiteler Jake P. Stiteler	Director	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
ACCUGEAR, INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jake P. Stiteler Jake P. Stiteler	Director	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
ASP GREDE INTERMEDIATE HOLDINGS LLC
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael J. Lynch Michael J. Lynch	Manager	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Manager (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
ASP HHI HOLDINGS, INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael J. Lynch Michael J. Lynch	Director	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
AUBURN HILLS MANUFACTURING, INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jake P. Stiteler Jake P. Stiteler	Director	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
COLFOR MANUFACTURING, INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jake P. Stiteler Jake P. Stiteler	Chairman of the Board	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
HHI FORMTECH, LLC
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher J. May Christopher J. May
Executive Vice President & Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer)/Authorized Representative of ASP HHI Holdings, Inc. (the managing member of HHI FormTech, LLC)
May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
IMPACT FORGE GROUP, LLC
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher J. May Christopher J. May
Executive Vice President & Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer)/Authorized Representative of ASP HHI Holdings, Inc. (the managing member of Impact Forge Group, LLC)
May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
JERNBERG INDUSTRIES, LLC
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher J. May Christopher J. May
Executive Vice President & Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer)/Authorized Representative of ASP HHI Holdings, Inc. (the managing member of Jernberg Industries, LLC)
May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
MD INVESTORS CORPORATION
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael J. Lynch Michael J. Lynch	Director	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
METALDYNE M&A BLUFFTON, LLC
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jake P. Stiteler Jake P. Stiteler	Manager	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Manager (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
METALDYNE PERFORMANCE GROUP INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael J. Lynch Michael J. Lynch	Director	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
METALDYNE POWERTRAIN COMPONENTS, INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Eduardo A. Jonas Eduardo A. Jonas	Chairman of the Board	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
METALDYNE SINTERED RIDGWAY, LLC
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jake P. Stiteler Jake P. Stiteler	Manager	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Manager (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
METALDYNE SINTERFORGED PRODUCTS, LLC
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jake P. Stiteler Jake P. Stiteler	Manager	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Manager (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
MSP INDUSTRIES CORPORATION
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jake P. Stiteler Jake P. Stiteler	Chairman of the Board	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
OXFORD FORGE, INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jake P. Stiteler Jake P. Stiteler	Director	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
PUNCHCRAFT MACHINING AND TOOLING, LLC
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jake P. Stiteler Jake P. Stiteler	Manager	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Manager (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
TEKFOR, INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jake P. Stiteler Jake P. Stiteler	Director	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
AAM NORTH AMERICA, INC.
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael J. Lynch Michael J. Lynch	Chairman of the Board	May 1, 2026
/s/ Christopher J. May Christopher J. May	Executive Vice President & Chief Financial Officer/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
AAM MEXICO HOLDINGS LLC
By:
/s/ Christopher J. May

Christopher J. May
Executive Vice President & Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints Christopher J. May and Kristen M. Netschke his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher J. May Christopher J. May
Executive Vice President & Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer)/Authorized Representative of AAM North America, Inc. (the managing member of AAM Mexico Holdings LLC)
May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
GKN AMERICA CORP.
By:
/s/ Daniel Bickersteth

Daniel Bickersteth
President
Each person whose signature appears below hereby constitutes and appoints Daniel Bickersteth his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Daniel Bickersteth Daniel Bickersteth	President/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026
/s/ Ramon C. Kuczera Ramon C. Kuczera	Director	May 1, 2026
/s/ Mick Nylander Mick Nylander	Director	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solihull, United Kingdom, on May 1, 2026.
GKN SINTER METALS, LLC
By:
/s/ Richard William Wood

Richard William Wood
President
Each person whose signature appears below hereby constitutes and appoints Elina Shipper his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Richard William Wood Richard William Wood	President/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026
/s/ Audrey De Wulf Audrey De Wulf	Director	May 1, 2026
/s/ Elina Shipper Elina Shipper	Director	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
GKN DRIVELINE NORTH AMERICA, INC.
By:
/s/ Daniel Bickersteth

Daniel Bickersteth
President
Each person whose signature appears below hereby constitutes and appoints Daniel Bickersteth his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Daniel Bickersteth Daniel Bickersteth	President/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026
/s/ Ramon C. Kuczera Ramon C. Kuczera	Director	May 1, 2026
/s/ Mick Nylander Mick Nylander	Director	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gallatin, State of Tennessee, on May 1, 2026.
HOEGANAES CORPORATION
By:
/s/ Joern Sueltrup

Joern Sueltrup
President
Each person whose signature appears below hereby constitutes and appoints Elina Shipper his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Joern Sueltrup Joern Sueltrup	President/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026
/s/ James Pedder James Pedder	Director	May 1, 2026
/s/ Elina Shipper Elina Shipper	Director	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
GKN DRIVELINE BOWLING GREEN, INC.
By:
/s/ Daniel Bickersteth

Daniel Bickersteth
President
Each person whose signature appears below hereby constitutes and appoints Daniel Bickersteth his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Daniel Bickersteth Daniel Bickersteth	President/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026
/s/ Ramon C. Kuczera Ramon C. Kuczera	Director	May 1, 2026
/s/ Mick Nylander Mick Nylander	Director	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
GKN DRIVELINE NEWTON, LLC
By:
/s/ Daniel Bickersteth

Daniel Bickersteth
President
Each person whose signature appears below hereby constitutes and appoints Daniel Bickersteth his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Daniel Bickersteth Daniel Bickersteth	President/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026
/s/ Ramon C. Kuczera Ramon C. Kuczera	Director	May 1, 2026
/s/ Mick Nylander Mick Nylander	Director	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 1, 2026.
GKN NORTH AMERICA INVESTMENTS, INC.
By:
/s/ Daniel Bickersteth

Daniel Bickersteth
President
Each person whose signature appears below hereby constitutes and appoints Daniel Bickersteth his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Daniel Bickersteth Daniel Bickersteth	President/Director (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026
/s/ Michael Harris Michael Harris	Director	May 1, 2026
/s/ Mick Nylander Mick Nylander	Director	May 1, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solihull, United Kingdom, on May 1, 2026.
GKN POWDER METALLURGY HOLDINGS, INC.
By:
/s/ Richard William Wood

Richard William Wood
Vice President
Each person whose signature appears below hereby constitutes and appoints Elina Shipper his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Richard William Wood Richard William Wood	Vice President (principal executive officer, principal financial officer and principal accounting officer)	May 1, 2026
/s/ Jean-Marc Durbuis Jean-Marc Durbuis	Director	May 1, 2026
/s/ Elina Shipper Elina Shipper	Director	May 1, 2026
/s/ Audrey De Wulf Audrey De Wulf	Director	May 1, 2026
/s/ Matthias Ernst Voss Matthias Ernst Voss	Director	May 1, 2026